CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Conseco, Inc.:


We consent to the incorporation by reference in the Registration Statement dated July 10, 2000 on Form S-3 of Conseco, Inc. of our report dated January 27, 1998, relating to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997 of Conseco Finance Corp. and subsidiaries, formerly known as Green Tree Financial Corporation, not separately presented in or incorporated by reference in the Annual Report on Form 10-K of Conseco, Inc. for the year ended December 31, 1999, and to the reference to our firm under the heading "EXPERTS" in the Registration Statement. Our report refers to the Company's adoption of the Financial Accounting Standards Board's Statement No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," in 1997.

                                                       /s/ KPMG LLP
                                                       ------------
                                                           KPMG LLP


Minneapolis, Minnesota
July 7, 2000